UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2016

Retail Properties of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (630) 634-4200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 6, 2016, Retail Properties of America, Inc. (the “Company”) amended and restated its existing credit agreement with a number of financial institutions to provide an unsecured credit facility in the aggregate amount of $1,200,000,000, consisting of a $750,000,000 unsecured revolving line of credit, a $200,000,000 unsecured term loan and a $250,000,000 unsecured term loan (together, the “Facility”). The Facility replaces the Company’s previous $1,000,000,000 unsecured credit facility. The Company has the ability to increase the available borrowings under the Facility (the revolving or term portions) by up to $400,000,000, for a total aggregate potential Facility size of $1,600,000,000. The Facility contains customary representations, warranties and covenants, and events of default, which are substantially similar to those under the previous facility. Loans under the Facility bear interest at a rate per annum equal to London Interbank Offered Rate (LIBOR) or the alternative base rate, plus either a margin of between 1.30% and 2.25%, based on the Company’s leverage ratio as calculated under the Facility, or 0.85% and 2.05%, based on the Company’s investment grade credit rating. The Company may elect to convert to the investment grade credit rating pricing grid at any time. The current interest rate on the revolving line of credit decreased 15 basis points (bps) from the previous revolving line of credit to LIBOR plus 1.35% per annum, the current interest rate on the $200,000,000 term loan of LIBOR plus 1.45% per annum is consistent with the previous term loan, and the current interest rate on the $250,000,000 term loan is LIBOR plus 1.30% per annum. Interest on amounts outstanding under the Facility is payable monthly. The Company may pay outstanding principal amounts under the Facility at any time without penalty or premium, except for LIBOR breakage costs. Any unpaid principal amounts are due and payable upon maturity of the Facility. The revolving portion of the Facility matures on January 5, 2020 (extended from May 12, 2017 under the previous facility), which may be extended by the Company for two periods of six months each subject to continued compliance with the terms of the Facility and the payment of an extension fee of 0.075%. The $200,000,000 term loan portion of the Facility matures on May 11, 2018 (the same maturity date as under the previous facility), which may be extended by the Company for two periods of one year each subject to continued compliance with the terms of the Facility and the payment of an extension fee of 0.15%, and the $250,000,000 term loan portion of the Facility matures on January 5, 2021.

Upon closing, the Company had outstanding the full amounts of the term loans and $150,000,000 of the revolving line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: January 11, 2016		Executive Vice President, General Counsel and Secretary